EXHIBIT 1.1


                         INSURED MUNICIPALS INCOME TRUST
                           229TH INSURED MULTI-SERIES

                                 TRUST AGREEMENT

                                                          Dated:  March 30, 1998

         This Trust Agreement between Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust, For Van Kampen American Capital Distributors, Inc. Tax-Exempt Trust, Dated March 16, 1995" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                   (a) The Bonds defined in Section 1.01(4), listed in the Schedules hereto, have been deposited in the Trusts under this Trust Agreement.

                   (b) The fractional undivided interest in and ownership of the various Trusts represented by each Unit thereof is the amount set forth under "Summary of Essential Financial Information-Fractional Undivided Interest in the Trust per Unit" in Prospectus Part I.

                   (c) The approximate amounts, if any, which the Trustee shall be required to advance out of its own funds and cause to be paid to the Depositor pursuant to Section 3.05 shall be the amount per Unit that the Trustee agreed to reduce its fee or pay Trust expenses set forth in the footnotes to the "Per Unit Information" for each Trust in Prospectus Part I times the number of units in such Trust referred to in Part II (b) of this Trust Agreement.

                   (d) The First General Record Date and the amount of the second distribution of funds from the Interest Account of each Trust shall be the record date for the Interest Account and the amount set forth under "Per Unit Information" for each Trust in Prospectus Part I.

                   (e) The First Settlement Date shall be the date set forth under "Summary of Essential Financial Information--First Settlement Date" in Prospectus Part I.

                   (f) Any monies held to purchase "when issued" bonds will be held in noninterest bearing accounts.

                   (g) The Evaluation Time for purpose of sale, purchase or redemption of Units shall be 4:00 P.M. Eastern time.

                   (h) As set forth in Section 3.05, the Record Dates and Distribution Dates for each Trust are those dates set forth in the section entitled "Per Unit Information" for each Trust as appears in Prospectus Part I.

                   (i) As set forth in Section 3.15, the Evaluator's Annual Supervisory Fee shall be that amount set forth in "Summary of Essential Financial Information-Evaluator's Annual Supervisory Fee" in Prospectus
         Part I.

                   (j) As set forth in Section 4.03, the Evaluator's Annual Evaluation Fee shall be that amount, and computed on that basis, set forth in "Summary of Essential Financial Information-Evaluator's Annual Evaluation Fee" in Prospectus Part I

                   (k) The Trustee's annual compensation as set forth under
         Section 6.04, under each distribution plan shall be that amount as specified in Prospectus Part I under the section entitled "Per Unit Information" for each Trust and will include a fee to induce the Trustee to advance funds to meet scheduled distributions.

                   (l) The sixth paragraph of Section 3.05 is hereby revoked and replaced by the following paragraph:

                                    Unitholders desiring to receive semi-annual
                  distributions and who purchase their Units prior to the Record Date for the second distribution under the monthly plan of distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Unitholders desiring to receive semi-annual distributions and who purchase their Units prior to the Record Date for the first distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Changes in the plan of distribution will become effective as of opening of business on the day after the next succeeding semi-annual Record Date and such distributions will continue until further notice.

                   (m) Sections 8.02(d) and 8.02(e) are hereby revoked and replaced with the following:

                            (d) distribute to each Unitholder of such Trust such
                  holder's pro rata share of the balance of the Interest Account of such Trust;

                            (e) distribute to each Unitholder of such Trust such
                  holder's pro rata share of the balance of the Principal Account of such Trust; and



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         IN WITNESS WHEREOF, Van Kampen American Capital Distributors, Inc. has
caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., has caused this Trust Indenture and Agreement to be executed by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by its Secretary, its Assistant Secretary or one of its Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers; all as of the day, month and year first above written.

                            VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

                            By JAMES J. BOYNE
                               Vice President, Associate General Counsel and Assistant Secretary
(SEAL)
Attest:

By  CATHY NAPOLI
    Assistant Secretary

                                   AMERICAN PORTFOLIO EVALUATION SERVICE,
                                   a division of Van Kampen American Capital
                                   Investment Advisory Corp.

                            By DENNIS J. MCDONNELL
                               President
(SEAL)
Attest:

By  JAMES J. BOYNE
    Assistant Secretary
                                   THE BANK OF NEW YORK

By  JEFFREY BIESELIN
    Vice President

(SEAL)
Attest:

By  JEFFREY COHEN
    Assistant Treasurer


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                          SCHEDULES TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
           INSURED MUNICIPALS INCOME TRUST, 229TH INSURED MULTI-SERIES

(Note: Incorporated herein and made a part hereof as indicated below are the corresponding "Portfolios" of each of the Trusts as set forth in the Prospectus.)
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